FORM  8-K



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  September  13, 1996



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                      34-1580978
State of Other Jurisdiction of          (IRS Employer
Incorporation or Organization)      Identification Number)



222 South Main Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)         (Zip Code)



        (419) 352-5271
(Registrant's Telephone Number)










ITEM 5:   OTHER EVENTS


On August 16, 1996, (Mid Am, Inc. (the "Registrant") announced that the Board of Directors declared a 10 percent stock dividend on its common stock to shareholders of record September 10, 1996, payable September 30, 1996. As a result of the stock dividend, the Company expects to distribute approximately 1.87 million shares of common stock to its over 8,000 shareholders of record.

Attached hereto as Exhibit 1 is a copy of the Registrant's press release dated August 16, 1996, which announced the declaration of the 10 percent stock dividend.





































SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC
Registrant


s/ W. Granger Souder


W. Granger Souder
Executive Vice President / General Counsel



Date:  September 13, 1996



























MID AM, INC.



EXHIBIT INDEX



Exhibit No.         Description                  Page Number

    (1)             Mid Am, Inc. Declares
                    10 percent Stock Dividend         5







































EXHIBIT NO. 1




FOR IMMEDIATE RELEASE


Contact:  Dennis L. Nemec
          Executive Vice President
          Chief Financial Officer
          (419) 373-6462

          W. Granger Souder
          Executive Vice President
          General Counsel
          (419) 327-6305


MID AM, INC. DECLARES 10 PERCENT STOCK DIVIDEND


August 16, 1996 (Bowling Green, Ohio NASDAQ: MIAM and MIAMP) Edward J. Reiter, Chairman and Chief Executive Officer of Mid Am, Inc. announced that the Board of Directors declared a 10 percent stock dividend on its common stock to shareholders of record on September 10, 1996, payable September 30, 1996. Mid Am, Inc. has a long history of declaring stock dividends or stock splits, and has done so in eight of the last nine years.

Mid Am, Inc. is the ninth largest bank holding company in Ohio and is headquartered in Bowling Green, Ohio. The Company's affiliates include Mid American National Bank & Trust Company, Toledo; First National Bank Northwest Ohio, Bryan; American Community Bank, N.A., Lima; AmeriFirst Bank, N.A., Xenia and Cincinnati; Adrian State Bank, Adrian, Michigan; Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp., Bryan; Mid Am Credit Corp, Worthington; and Mid Am Information Services, Inc., Bowling Green, the Company's technology and operations affiliate.

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